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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   FORM 8-K/A

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest reported)  July 23, 2001
                                            -------------

                          BENTLEY COMMUNICATIONS CORP.
         -------------------------------------------------------------
             (Exact name of registrant as specified in its chapter)

         Florida                    000-27347                     58-2534003
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(State or other jurisdiction       (Commission                 (IRS Employer
     of incorporation              File Number)              Identification No.)



      Suite 1, 1904 11th Street, Santa Monica, California             90404
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          (Address of principal executive offices)                  (Zip Code)

Registrant's telephone number, including area code (310) 445-2599
                                                   --------------

           ----------------------------------------------------------
          (Former name or former address, if changed since last report)


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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

On July 23, 2001, the Company signed a Letter of Undertaking for the acquisition and financing of Gaming Online Ltd. Under the Letter of Understanding, the parties agreed that all due diligence would be completed within a period of 45 days of the date of the Letter of Undertaking. Because Gaming Online Ltd. has failed to provide the requisite due diligence documents, the acquisition and financing has been significantly modified. The Company has agreed to purchase the web site www.sunrisecitycasino.com as a turn-key site in exchange for 4,000,000 shares of the Company's common stock.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a) Financial Statements of www. sunrisecitycasino.com are not material at this time as the website only started operations in September and is only available as a "play for fun" site in the U.S. at this time.

         (b) Exhibits

Exhibit No.       Description
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10.1              Revised Letter of Undertaking between the Company and Gaming
                  Online Ltd. dated October 10, 2001.



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto authorized

Date:  October 10, 2001                       Bentley Communications Corp.


                                              /s/ Gordon Lee
                                              ----------------------------------
                                              Gordon F. Lee
                                              President


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Exhibit List



Exhibit No.       Description
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10.1              Revised Letter of Undertaking between the Company and Gaming
                  Online Ltd. dated October 10, 2001.